Exhibit 99.1

Hain Celestial Reports Third Quarter Fiscal Year 2022 Financial Results

Total Net Sales Increased 2.1%; North America Net Sales Increased 13.3%

EPS of $0.27; Adjusted EPS of $0.33

Multiple Actions Being Taken to Offset Input Cost Inflation and Improve Margins

Lake Success, NY, May 5, 2022—The Hain Celestial Group, Inc. (Nasdaq: HAIN) (“Hain Celestial”, “Hain” or the “Company”), a leading organic and natural products company with operations in North America, Europe, Asia and the Middle East providing consumers with A Healthier Way of Life®, today reported financial results for the third quarter ended March 31, 2022.

Mark L. Schiller, Hain Celestial’s President and Chief Executive Officer, commented, “Despite a very challenging quarter, we are pleased to see underlying strength in our brands and accelerating topline growth in Q3, while navigating supply chain and labor disruptions and escalating inflationary costs. Consumption growth in the U.S. was extremely strong and is expected to continue into the fourth quarter. To offset cost pressures and deliver sequential margin improvement in Q4, we have increased prices and are delivering additional supply chain productivity initiatives. The team remains confident in our Hain 3.0 strategy and laser-focused on delivering accelerating top line and long-term profitable growth.”

FINANCIAL HIGHLIGHTS*

Summary of Third Quarter Results from Continuing Operations Compared to the Prior Year Period

•Net sales increased 2.1% to $502.9 million compared to the prior year period.
•When adjusted for foreign exchange, acquisitions, divestitures and discontinued brands, net sales increased 1.5% compared to the prior year period.
•Gross profit margin of 23.0%, a 340 basis point decrease from the prior year period.
•Adjusted gross profit margin of 23.4%, a 400 basis point decrease from the prior year period.
•Operating income of $35.2 million compared to $49.6 million in the prior year period.
•Adjusted operating income of $42.4 million compared to $59.7 million in the prior year period.
•Net income of $24.5 million compared to $34.3 million in the prior year period.
•Adjusted net income of $29.7 million compared to $44.7 million in prior year period.
•Adjusted EBITDA of $58.7 million compared to $73.8 million in the prior year period.
•Adjusted EBITDA margin of 11.7%, a 330 basis point decrease compared to the prior year period.
•Earnings per diluted share (“EPS”) of $0.27 compared to $0.34 in the prior year period.
•Adjusted EPS of $0.33 compared to $0.44 in the prior year period.
•Repurchased 3.6 million shares, or 3.8% of the outstanding common stock, at an average price of $36.48 per share.

___________________________________________________
* Notes:
•The results contained in this press release are presented with the Tilda operating segment being treated as discontinued operations. Unless otherwise noted, all results included in this press release are from continuing operations.
•This press release includes certain non-GAAP financial measures, which are intended to supplement, not substitute for, comparable GAAP financial measures. Reconciliations of non-GAAP financial measures to GAAP financial measures and other non-GAAP financial calculations are provided in the tables included in this press release.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

SEGMENT HIGHLIGHTS FROM CONTINUING OPERATIONS

The Company operates under two reportable segments: North America and International.

North America
North America net sales in the third quarter were $325.7 million, an increase of 13% compared to the prior year period. When adjusted for foreign exchange, acquisitions, divestitures and discontinued brands, net sales increased by approximately 9% from the prior year period mainly due to stronger sales in the snacks, baby and personal care categories.

Segment gross profit in the third quarter was $75.2 million, a 4% decrease from the prior year period. Adjusted gross profit was $77.1 million, a decrease of 6% from the prior year period. Gross margin was 23.1%, a 420 basis point decrease from the prior year period, and adjusted gross margin was 23.7%, a 480 basis point decrease from the prior year period. The decrease was mainly driven by higher inflation, including increased distribution and warehousing costs, compared to the prior year period.

Segment operating income in the third quarter was $28.5 million, a 28% decrease from the prior year period. Adjusted operating income was $31.4 million, a 29% decrease resulting primarily from inflationary and supply chain challenges above and beyond the level we were able to price for (such as continued industry-wide distribution and warehousing cost pressures driven by labor shortages, freight carrier availability and other freight cost issues) and lower net sales in the Canada operating segment when compared to the prior year period.

Adjusted EBITDA in the third quarter was $37.3 million, a 23% decrease from the prior year period. As a percentage of net sales, North America adjusted EBITDA margin was 11.4%, a 540 basis point decrease from the prior year period.

International
International net sales in the third quarter were $177.2 million, a decrease of 14% compared to the prior year period. Foreign exchange and divestitures reduced third quarter net sales by 360 and 180 basis points, respectively. When adjusted for foreign exchange and divestitures, net sales decreased 8% compared to the prior year period mainly due to a decline in the Europe and United Kingdom operating segments, partially offset by an increase in sales in the Ella's Kitchen UK operating segment.

Segment gross profit in the third quarter was $40.5 million, a 21% decrease from the prior year period. Adjusted gross profit was $40.6 million, a decrease of 24% from the prior year period. Gross margin was 22.8%, a 220 basis point decrease from the prior year period, and adjusted gross margin was 22.9%, a 310 basis point decrease from the prior year period. The decrease in gross profit was mainly due to the aforementioned decrease in sales and higher energy and supply chain costs compared to the prior year period.

Segment operating income in the third quarter was $18.3 million, a 32% decrease from the prior year period. Adjusted operating income was $18.8 million, a decrease of 36% from the prior year period. The decrease in operating income was mainly due to lower gross profit resulting from a decline in sales, as well as higher energy and supply chain costs, when compared to the prior year period.

Adjusted EBITDA in the third quarter was $26.5 million, a 28% decrease from the prior year period. As a percentage of net sales, International adjusted EBITDA margin was 14.9%, a 300 basis point decrease from the prior year period.

CAPITAL MANAGEMENT

As previously disclosed, the Board of Directors of the Company approved an additional $200 million share repurchase authorization in February 2022. Share repurchases under this authorization commenced in February 2022, after the Company’s $300 million authorization was fully utilized. The extent to which the Company repurchases its shares and the timing of such repurchases will be at the Company’s discretion and will depend upon market conditions and other corporate considerations. Repurchases may be made from time to time in the open market, pursuant to pre-set trading plans, in private transactions or otherwise.

During the third quarter of fiscal year 2022, the Company repurchased 3.6 million shares, or 3.8% of the outstanding common stock, at an average price of $36.48 per share for a total of $130.4 million, excluding commissions. As of March 31, 2022, the Company had $186.6 million remaining under its $200 million authorization.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

GUIDANCE

For the fourth quarter fiscal year 2022, compared to the prior year period, the Company expects:
•Low to mid single digit adjusted net sales growth supported by double digit growth in North America,
•Modest adjusted gross margin reduction, and
•Adjusted EBITDA down low to mid single digits (including approximately 300 basis points of foreign exchange headwind).

The Company updates its adjusted net sales and adjusted EBITDA guidance for full fiscal year 2022 compared to fiscal year 2021 and now expects:
•Approximately flat adjusted net sales,
•Modest adjusted gross margin reduction, and a
•Low double digit adjusted EBITDA decline.

Notes: Adjusted net sales is defined as adjusted for the impact of foreign currency changes, acquisitions, divestitures, and discontinued brands. All references in this “Guidance” section to growth or declines in adjusted net sales or adjusted EBITDA compared to a prior year period represent percentage growth or percentage decline.

Contacts:
Investor Relations:
Chris Mandeville and Anna Kate Heller
ICR
hain@icrinc.com

Media:
Robin Shallow
robin@robincomm.com

Conference Call and Webcast Information
Hain Celestial will host a conference call and webcast today at 8:30 AM Eastern Time to discuss its results and business outlook. Investors interested in participating in the live call can dial 877-407-9716 from the U.S. and 201-493-6779 internationally. The call will be webcast and the accompanying presentation will be available under the Investor Relations section of the Company’s website at www.hain.com.

About The Hain Celestial Group, Inc.
The Hain Celestial Group, Inc. (Nasdaq: HAIN) is a leading organic and natural products company that has been committed to creating A Healthier Way of Life® since 1993. Headquartered in Lake Success, NY with operations in North America, Europe, Asia and the Middle East, Hain Celestial’s food and beverage brands include Celestial Seasonings®, Clarks™, Cully & Sully®, Earth’s Best®, Ella’s Kitchen®, Frank Cooper’s®, Garden of Eatin’®, Hain Pure Foods®, Hartley’s®, Health Valley®, Imagine®, Joya®, Lima®, Linda McCartney’s® (under license), MaraNatha®, Natumi®, New Covent Garden Soup Co.®, ParmCrisps®, Robertson’s®, Rose’s® (under license), Sensible Portions®, Spectrum®, Sun-Pat®, Terra®, The Greek Gods®, Thinsters®, Yorkshire Provender® and Yves Veggie Cuisine®. Hain Celestial’s personal care brands include Alba Botanica®, Avalon Organics®, JASON®, Live Clean® and Queen Helene® brands. For more information, visit hain.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. The words “believe,” “expect,” “anticipate,” “may,” “should,” “plan,” “intend,” “potential,” “will” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include, among other things, our beliefs or expectations relating to our future performance, results of operations and financial condition; our strategic initiatives, business strategy, supply chain, brand portfolio and product performance; the COVID-19 pandemic; the success of our pricing negotiations; current or future macroeconomic trends; and future corporate acquisitions or dispositions.

Risks and uncertainties that may cause actual results to differ materially from forward-looking statements include: challenges and uncertainty resulting from the impact of competition; challenges and uncertainty resulting from the COVID-19 pandemic; our ability to manage our supply chain effectively; supply chain disruptions, cybersecurity risks and other risks arising from the war in Ukraine; disruption of operations at our manufacturing facilities; reliance on independent contract manufacturers; changes to consumer preferences; customer concentration; reliance on independent distributors; the availability of organic ingredients; risks associated with our international sales and operations; risks associated with outsourcing arrangements; our ability to execute our cost reduction initiatives and

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

related strategic initiatives; our ability to identify and complete acquisitions or divestitures and our level of success in integrating acquisitions; our reliance on independent certification for a number of our products; the reputation of our Company and our brands; our ability to use and protect trademarks; general economic conditions; input cost inflation; the United Kingdom’s exit from the European Union; cybersecurity incidents; disruptions to information technology systems; the impact of climate change; liabilities, claims or regulatory change with respect to environmental matters; potential liability if our products cause illness or physical harm; the highly regulated environment in which we operate; pending and future litigation; compliance with data privacy laws; compliance with our credit agreement; the discontinuation of LIBOR; our ability to issue preferred stock; the adequacy of our insurance coverage; impairments in the carrying value of goodwill or other intangible assets; and other risks and matters described in our most recent Annual Report on Form 10-K and our other filings from time to time with the U.S. Securities and Exchange Commission.

We undertake no obligation to update forward-looking statements to reflect actual results or changes in assumptions or circumstances, except as required by applicable law.

Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures, including, among others, adjusted operating income and its related margin, adjusted gross profit and its related margin, adjusted net income, adjusted earnings per diluted share, net sales adjusted for the impact of foreign exchange, acquisitions, divestitures and discontinued brands, adjusted EBITDA and its related margin and operating free cash flow. The reconciliations of these non-GAAP financial measures to the comparable GAAP financial measures are provided herein in the tables. Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company’s operations and are useful for period-over-period comparisons of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read only in connection with the Company’s Consolidated Statements of Operations and Cash Flows presented in accordance with GAAP.

Certain forward-looking non-GAAP financial measures included in this press release are not reconciled to the comparable forward-looking GAAP financial measures. The Company is not able to reconcile these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts because the Company is unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures but would not impact the non-GAAP measures. Such items may include litigation and related expenses, transaction costs associated with acquisitions and divestitures, productivity and transformation costs, impairments, gains or losses on sales of assets and businesses, foreign exchange movements and other items. The unavailable information could have a significant impact on the Company’s GAAP financial results.

The Company believes presenting net sales at constant currency provides useful information to investors because it provides transparency to underlying performance in the Company’s consolidated net sales by excluding the effect that foreign currency exchange rate fluctuations have on period-to-period comparability given the volatility in foreign currency exchange markets. To present this information for historical periods, current period net sales for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average monthly exchange rates in effect during the corresponding period of the prior fiscal year, rather than at the actual average monthly exchange rate in effect during the current period of the current fiscal year. As a result, the foreign currency impact is equal to the current year results in local currencies multiplied by the change in average foreign currency exchange rate between the current fiscal period and the corresponding period of the prior fiscal year.

The Company provides net sales adjusted for the impact of foreign currency, acquisitions, divestitures and discontinued brands to understand the growth rate of net sales excluding the impact of such items. The Company’s management believes net sales adjusted for such items is useful to investors because it enables them to better understand the growth of our business from period-to-period.

The Company defines adjusted EBITDA as net income before net interest expense, income taxes, depreciation and amortization, equity in net loss (income) of equity-method investees, stock-based compensation, net, unrealized currency gains and losses, litigation and related costs, plant closure related costs, net, productivity and transformation costs, warehouse and manufacturing consolidation and other costs, costs associated with acquisitions, divestitures and other transactions, gains or losses on sales of assets and businesses, inventory write-downs, impairment of long-lived assets and other adjustments. The Company’s management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the Company as well as a component of performance-based executive compensation.

The Company defines operating free cash flow as cash provided by or used in operating activities from continuing operations (a GAAP measure) less purchases of property, plant and equipment. The Company views operating free

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

cash flow as an important measure because it is one factor in evaluating the amount of cash available for discretionary investments.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(unaudited and in thousands)

	March 31, 2022	June 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$57,808	$75,871
Accounts receivable, net	158,734	174,066
Inventories	294,428	285,410
Prepaid expenses and other current assets	45,308	39,834
Assets held for sale	3,313	1,874
Total current assets	559,591	577,055
Property, plant and equipment, net	312,819	312,777
Goodwill	950,820	871,067
Trademarks and other intangible assets, net	492,939	314,895
Investments and joint ventures	16,056	16,917
Operating lease right-of-use assets, net	88,636	92,010
Other assets	20,619	21,187
Total assets	$2,441,480	$2,205,908
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$176,699	$171,947
Accrued expenses and other current liabilities	98,181	117,957
Current portion of long-term debt	7,774	530
Total current liabilities	282,654	290,434
Long-term debt, less current portion	827,771	230,492
Deferred income taxes	86,120	42,639
Operating lease liabilities, noncurrent portion	81,379	85,929
Other noncurrent liabilities	19,512	33,531
Total liabilities	1,297,436	683,025
Stockholders' equity:
Common stock	1,111	1,096
Additional paid-in capital	1,199,804	1,187,530
Retained earnings	766,056	691,225
Accumulated other comprehensive loss	(110,350)	(73,011)
	1,856,621	1,806,840
Less: Treasury stock	(712,577)	(283,957)
Total stockholders' equity	1,144,044	1,522,883
Total liabilities and stockholders' equity	$2,441,480	$2,205,908

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited and in thousands, except per share amounts)

	Third Quarter		Third Quarter Year to Date
	2022	2021	2022	2021

Net sales	$502,939	$492,604	$1,434,783	$1,519,649
Cost of sales	387,236	362,698	1,096,367	1,140,614
Gross profit	115,703	129,906	338,416	379,035
Selling, general and administrative expenses	75,750	74,325	229,875	238,471
Amortization of acquired intangible assets	3,110	2,145	7,254	6,771
Productivity and transformation costs	1,679	4,451	8,448	10,895
Proceeds from insurance claim	—	(592)	(196)	(592)
Long-lived asset and intangibles impairment	—	—	303	57,676
Operating income	35,164	49,577	92,732	65,814
Interest and other financing expense, net	3,224	2,030	7,672	6,820
Other (income) expense, net	(712)	1,566	(10,570)	(852)
Income from continuing operations before income taxes and equity in net loss (income) of equity-method investees	32,652	45,981	95,630	59,846
Provision for income taxes	7,738	11,797	19,425	33,197
Equity in net loss (income) of equity-method investees	383	(70)	1,374	1,025
Net income from continuing operations	$24,531	$34,254	$74,831	$25,624
Net income from discontinued operations, net of tax	—	—	—	11,255
Net income	$24,531	$34,254	$74,831	$36,879

Net income per common share:
Basic net income per common share from continuing operations	$0.27	$0.34	$0.80	$0.25
Basic net income per common share from discontinued operations	—	—	—	0.11
Basic net income per common share	$0.27	$0.34	$0.80	$0.36

Diluted net income per common share from continuing operations	$0.27	$0.34	$0.79	$0.25
Diluted net income per common share from discontinued operations	—	—	—	0.11
Diluted net income per common share	$0.27	$0.34	$0.79	$0.36

Shares used in the calculation of net income per common share:
Basic	91,139	99,831	94,099	100,502
Diluted	91,310	101,596	94,519	101,385

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(unaudited and in thousands)

	Third Quarter		Third Quarter Year to Date
	2022	2021	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$24,531	$34,254	$74,831	$36,879
Net income from discontinued operations	—	—	—	11,255
Net income from continuing operations	24,531	34,254	74,831	25,624
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities from continuing operations:
Depreciation and amortization	12,638	12,814	34,396	37,768
Deferred income taxes	10,645	3,124	7,374	3,216
Equity in net loss (income) of equity-method investees	383	(70)	1,374	1,025
Stock-based compensation, net	3,846	3,698	12,289	11,888
Long-lived asset and intangibles impairment	—	—	303	57,676
Loss (gain) on sale of assets	52	—	(8,869)	—
Loss on sale of businesses	—	1,828	—	1,217
Other non-cash items, net	(669)	431	(2,155)	(723)
Increase (decrease) in cash attributable to changes in operating assets and liabilities:
Accounts receivable	1,780	(11,198)	14,150	(20,721)
Inventories	(6,844)	(1,792)	(4,371)	(60,304)
Other current assets	(5,870)	769	(10,996)	56,487
Other assets and liabilities	(4,481)	85	(2,705)	(952)
Accounts payable and accrued expenses	(4,856)	(1,956)	(16,435)	34,316
Net cash provided by operating activities from continuing operations	31,155	41,987	99,186	146,517
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(5,943)	(23,391)	(33,939)	(53,062)
Acquisitions of businesses, net of cash acquired	(5,905)	—	(260,474)	—
Investment in joint venture	(100)	(263)	(614)	(694)
Proceeds from sale of assets	22	—	10,756	—
Proceeds from sale of businesses, net and other	—	22,930	—	27,788
Net cash used in investing activities from continuing operations	(11,926)	(724)	(284,271)	(25,968)
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings under bank revolving credit facility	138,000	56,000	678,000	206,000
Repayments under bank revolving credit facility	(40,000)	(94,000)	(370,000)	(231,000)
Borrowings under term loan	—	—	300,000	—
Repayments under term loan	(1,875)	—	(1,875)	—
Payments of other debt, net	(47)	(206)	(3,232)	(1,917)
Share repurchases	(130,472)	(8,562)	(397,405)	(80,298)
Employee shares withheld for taxes	(1,597)	(2,018)	(32,630)	(3,741)
Net cash (used in) provided by financing activities from continuing operations	(35,991)	(48,786)	172,858	(110,956)
Effect of exchange rate changes on cash from continuing operations	(2,632)	(84)	(5,836)	5,650
Net (decrease) increase in cash and cash equivalents	(19,394)	(7,607)	(18,063)	15,243
Cash and cash equivalents at beginning of period	77,202	60,621	75,871	37,771
Cash and cash equivalents at end of period	$57,808	$53,014	$57,808	$53,014

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Net Sales, Gross Profit and Operating Income (Loss) by Segment
(unaudited and in thousands)

	North America	International	Corporate/Other	Hain Consolidated
Net Sales
Net sales - Q3 FY22	$325,742	$177,197	$—	$502,939
Net sales - Q3 FY21	$287,500	$205,104	$—	$492,604
% change - FY22 net sales vs. FY21 net sales	13.3%	(13.6)%		2.1%

Gross Profit
Q3 FY22
Gross profit	$75,233	$40,470	$—	$115,703
Non-GAAP adjustments(1)	1,836	97	—	1,933
Adjusted gross profit	$77,069	$40,567	$—	$117,636
Gross margin	23.1%	22.8%		23.0%
Adjusted gross margin	23.7%	22.9%		23.4%

Q3 FY21
Gross profit	$78,513	$51,393	$—	$129,906
Non-GAAP adjustments(1)	3,272	1,954	—	5,226
Adjusted gross profit	$81,785	$53,347	$—	$135,132
Gross margin	27.3%	25.1%		26.4%
Adjusted gross margin	28.4%	26.0%		27.4%

Operating income (loss)
Q3 FY22
Operating income (loss)	$28,526	$18,303	$(11,665)	$35,164
Non-GAAP adjustments(1)	2,857	504	3,918	7,279
Adjusted operating income (loss)	$31,383	$18,807	$(7,747)	$42,443
Operating income margin	8.8%	10.3%		7.0%
Adjusted operating income margin	9.6%	10.6%		8.4%

Q3 FY21
Operating income (loss)	$39,492	$26,774	$(16,689)	$49,577
Non-GAAP adjustments(1)	4,438	2,798	2,856	10,092
Adjusted operating income (loss)	$43,930	$29,572	$(13,833)	$59,669
Operating income margin	13.7%	13.1%		10.1%
Adjusted operating income margin	15.3%	14.4%		12.1%

(1) See accompanying table "Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net Income and Adjusted EPS"

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Net Sales, Gross Profit and Operating Income (Loss) by Segment
(unaudited and in thousands)

	North America	International	Corporate/Other	Hain Consolidated
Net Sales
Net sales - Q3 FY22 YTD	$866,281	$568,502	$—	$1,434,783
Net sales - Q3 FY21 YTD	$850,780	$668,869	$—	$1,519,649
% change - FY22 net sales vs. FY21 net sales	1.8%	(15.0)%		(5.6)%

Gross Profit
Q3 FY22 YTD
Gross profit	$199,763	$138,653	$—	$338,416
Non-GAAP adjustments(1)	4,429	804	—	5,233
Adjusted gross profit	$204,192	$139,457	$—	$343,649
Gross margin	23.1%	24.4%		23.6%
Adjusted gross margin	23.6%	24.5%		24.0%

Q3 FY21 YTD
Gross profit	$231,813	$147,222	$—	$379,035
Non-GAAP adjustments(1)	6,438	3,869	—	10,307
Adjusted gross profit	$238,251	$151,091	$—	$389,342
Gross margin	27.2%	22.0%		24.9%
Adjusted gross margin	28.0%	22.6%		25.6%

Operating income (loss)
Q3 FY22 YTD
Operating income (loss)	$72,530	$69,740	$(49,538)	$92,732
Non-GAAP adjustments(1)	8,354	2,076	19,342	29,772
Adjusted operating income (loss)	$80,884	$71,816	$(30,196)	$122,504
Operating income margin	8.4%	12.3%		6.5%
Adjusted operating income margin	9.3%	12.6%		8.5%

Q3 FY21 YTD
Operating income (loss)	$105,188	$8,144	$(47,518)	$65,814
Non-GAAP adjustments(1)	8,929	63,792	7,981	80,702
Adjusted operating income (loss)	$114,117	$71,936	$(39,537)	$146,516
Operating income margin	12.4%	1.2%		4.3%
Adjusted operating income margin	13.4%	10.8%		9.6%

(1) See accompanying table "Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net Income and Adjusted EPS"

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net Income and Adjusted EPS
(unaudited and in thousands, except per share amounts)

	Third Quarter
	2022 GAAP	Adjustments	2022 Adjusted	2021 GAAP	Adjustments	2021 Adjusted

Net sales	$502,939	$—	$502,939	$492,604	$—	$492,604
Cost of sales	387,236	(1,933)	385,303	362,698	(5,226)	357,472
Gross profit	115,703	1,933	117,636	129,906	5,226	135,132
Operating expenses(a)	78,860	(3,667)	75,193	76,470	(1,007)	75,463
Productivity and transformation costs	1,679	(1,679)	—	4,451	(4,451)	—
Proceeds from insurance claim	—	—	—	(592)	592	—
Operating income	35,164	7,279	42,443	49,577	10,092	59,669
Interest and other expense (income), net(b)	2,512	539	3,051	3,596	(2,346)	1,250
Provision for income taxes	7,738	1,533	9,271	11,797	1,950	13,747
Net income	24,531	5,207	29,738	34,254	10,488	44,742

Diluted net income per common share	0.27	0.06	0.33	0.34	0.10	0.44

(a)Operating expenses include amortization of acquired intangibles, selling, general and administrative expenses.
(b)Interest and other expense (income), net includes interest and other financing expenses, net, unrealized currency (gains) losses, loss on sale of assets and businesses and other expense, net.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net Income and Adjusted EPS
(unaudited and in thousands)

Detail of Adjustments:
	Q3 FY22	Q3 FY21
Plant closure related costs, net	$83	$1,666
Transaction and integration costs, net	1,756	—
Warehouse/manufacturing consolidation and other costs	94	3,560
Cost of sales	1,933	5,226

Gross profit	1,933	5,226

Transaction and integration costs, net	1,663	102
Litigation expenses	2,005	644
Plant closure related costs, net	(1)	(2)
Warehouse/manufacturing consolidation and other costs	—	263
Operating expenses(a)	3,667	1,007

Productivity and transformation costs	1,679	4,451
Productivity and transformation costs	1,679	4,451

Proceeds from insurance claim	—	(592)
Proceeds from insurance claim	—	(592)

Operating income	7,279	10,092

Loss on sale of assets	55	—
Loss on sale of businesses	—	1,904
Unrealized currency (gains) losses	(594)	442
Interest and other expense (income), net(b)	(539)	2,346

Income tax related adjustments	(1,533)	(1,950)
Provision for income taxes	(1,533)	(1,950)

Net income	$5,207	$10,488

(a)Operating expenses include amortization of acquired intangibles, selling, general and administrative expenses.
(b)Interest and other expense (income), net includes interest and other financing expenses, net, unrealized currency (gains) losses, loss on sale of assets and businesses and other expense, net.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net Income and Adjusted EPS
(unaudited and in thousands, except per share amounts)

	Third Quarter Year to Date
	2022 GAAP	Adjustments	2022 Adjusted	2021 GAAP	Adjustments	2021 Adjusted

Net sales	$1,434,783	$—	$1,434,783	$1,519,649	$—	$1,519,649
Cost of sales	1,096,367	(5,233)	1,091,134	1,140,614	(10,307)	1,130,307
Gross profit	338,416	5,233	343,649	379,035	10,307	389,342
Operating expenses(a)	237,432	(16,287)	221,145	302,918	(60,092)	242,826
Productivity and transformation costs	8,448	(8,448)	—	10,895	(10,895)	—
Proceeds from insurance claim	(196)	196	—	(592)	592	—
Operating income	92,732	29,772	122,504	65,814	80,702	146,516
Interest and other (income) expense, net(b)	(2,898)	11,144	8,246	5,968	(758)	5,210
Provision for income taxes	19,425	5,553	24,978	33,197	215	33,412
Net income from continuing operations	74,831	13,075	87,906	25,624	81,245	106,869
Net income (loss) from discontinued operations, net of tax	—	—	—	11,255	(11,255)	—
Net income	74,831	13,075	87,906	36,879	69,990	106,869

Diluted net income per common share from continuing operations	0.79	0.14	0.93	0.25	0.80	1.05
Diluted net income (loss) per common share from discontinued operations	—	—	—	0.11	(0.11)	—
Diluted net income per common share	0.79	0.14	0.93	0.36	0.69	1.05

(a)Operating expenses include amortization of acquired intangibles, selling, general and administrative expenses and long-lived asset and intangibles impairment.
(b)Interest and other (income) expense, net includes interest and other financing expenses, net, unrealized currency gains, (gain) loss on sale of assets and businesses and other expense, net.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net Income and Adjusted EPS
(unaudited and in thousands)

Detail of Adjustments:
	Q3 FY22 YTD	Q3 FY21 YTD
Inventory write-down	$(46)	$311
Plant closure related costs, net	891	2,721
Transaction and integration costs, net	1,756	—
Warehouse/manufacturing consolidation and other costs	2,632	7,275
Cost of sales	5,233	10,307

Gross profit	5,233	10,307

Transaction and integration costs, net	10,395	1,476
Litigation expenses	5,585	644
Long-lived asset and intangibles impairment	303	57,676
Plant closure related costs, net	4	33
Warehouse/manufacturing consolidation and other costs	—	263
Operating expenses(a)	16,287	60,092

Productivity and transformation costs	8,448	10,895
Productivity and transformation costs	8,448	10,895

Proceeds from insurance claim	(196)	(592)
Proceeds from insurance claim	(196)	(592)

Operating income	29,772	80,702

Gain on sale of assets	(9,047)	—
Loss on sale of businesses	—	1,293
Unrealized currency gains	(2,097)	(535)
Interest and other (income) expense, net(b)	(11,144)	758

Income tax related adjustments	(5,553)	(215)
Provision for income taxes	(5,553)	(215)

Net income from continuing operations	$13,075	$81,245

(a)Operating expenses include amortization of acquired intangibles, selling, general and administrative expenses and long-lived asset and intangibles impairment.
(b)Interest and other (income) expense, net includes interest and other financing expenses, net, unrealized currency gains, (gain) loss on sale of assets and businesses and other expense, net.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Adjusted Net Sales Growth
(unaudited and in thousands)

Q3 FY22	North America	International	Hain Consolidated
Net sales	$325,742	$177,197	$502,939
Acquisitions, divestitures and discontinued brands	(25,232)	—	(25,232)
Impact of foreign currency exchange	30	7,301	7,331
Net sales on a constant currency basis adjusted for acquisitions, divestitures and discontinued brands	$300,540	$184,498	$485,038

Q3 FY21
Net sales	$287,500	$205,104	$492,604
Divestitures and discontinued brands	(10,562)	(4,224)	(14,786)
Net sales adjusted for divestitures and discontinued brands	$276,938	$200,880	$477,818

Net sales growth (decline)	13.3%	(13.6)%	2.1%
Impact of acquisitions, divestitures and discontinued brands	(4.8)%	1.8%	(2.1)%
Impact of foreign currency exchange	—	3.6%	1.5%
Net sales growth (decline) on a constant currency basis adjusted for acquisitions, divestitures and discontinued brands	8.5%	(8.2)%	1.5%

Q3 FY22 YTD	North America	International	Hain Consolidated
Net sales	$866,281	$568,502	$1,434,783
Acquisitions, divestitures and discontinued brands	(25,759)	—	(25,759)
Impact of foreign currency exchange	(2,697)	(1,067)	(3,764)
Net sales on a constant currency basis adjusted for acquisitions, divestitures and discontinued brands	$837,825	$567,435	$1,405,260

Q3 FY21 YTD
Net sales	$850,780	$668,869	$1,519,649
Divestitures and discontinued brands	(34,536)	(75,511)	(110,047)
Net sales adjusted for divestitures and discontinued brands	$816,244	$593,358	$1,409,602

Net sales growth (decline)	1.8%	(15.0)%	(5.6)%
Impact of acquisitions, divestitures and discontinued brands	1.1%	10.8%	5.5%
Impact of foreign currency exchange	(0.3)%	(0.2)%	(0.2)%
Net sales growth (decline) on a constant currency basis adjusted for acquisitions, divestitures and discontinued brands	2.6%	(4.4)%	(0.3)%

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Adjusted EBITDA
(unaudited and in thousands)

	Third Quarter		Third Quarter Year to Date
	2022	2021	2022	2021

Net income	$24,531	$34,254	$74,831	$36,879
Net income from discontinued operations, net of tax	—	—	—	11,255
Net income from continuing operations	$24,531	$34,254	$74,831	$25,624

Depreciation and amortization	12,638	12,814	34,396	37,768
Equity in net loss (income) of equity-method investees	383	(70)	1,374	1,025
Interest expense, net	2,846	1,327	5,677	4,781
Provision for income taxes	7,738	11,797	19,425	33,197
Stock-based compensation, net	3,846	3,698	12,289	11,888
Unrealized currency (gains) losses	(594)	442	(2,097)	(535)
Litigation and related costs
Litigation expenses	2,005	644	5,585	644
Proceeds from insurance claim	—	(592)	(196)	(592)
Restructuring activities
Plant closure related costs, net	82	21	895	17
Productivity and transformation costs	1,626	3,813	7,077	8,952
Warehouse/manufacturing consolidation and other costs	94	3,598	2,632	7,313
Acquisitions, divestitures and other
Transaction and integration costs, net	3,419	102	12,151	1,476
Loss (gain) on sale of assets	55	—	(9,047)	—
Loss on sale of businesses	—	1,904	—	1,293
Impairment charges
Inventory write-down	—	—	(46)	311
Long-lived asset and intangibles impairment	—	—	303	57,676
Adjusted EBITDA	$58,669	$73,752	$165,249	$190,838

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Adjusted EBITDA and Adjusted EBITDA Margin by Segment
(unaudited and in thousands)

Q3 FY22	North America	International	Corporate/Other	Hain Consolidated
Operating income (loss)	$28,526	$18,303	$(11,665)	$35,164
Depreciation and amortization	5,062	7,099	477	12,638
Stock-based compensation, net	921	394	2,531	3,846
Transaction and integration costs, net	1,724	—	1,695	3,419
Litigation expenses	—	—	2,005	2,005
Plant closure related costs, net	79	3	—	82
Productivity and transformation costs	1,054	407	165	1,626
Warehouse/manufacturing consolidation and other costs	—	94	—	94
Other	(81)	169	(293)	(205)
Adjusted EBITDA	$37,285	$26,469	$(5,085)	$58,669

Net sales	$325,742	$177,197		$502,939
Adjusted EBITDA margin	11.4%	14.9%		11.7%

Q3 FY21	North America	International	Corporate/Other	Hain Consolidated
Operating income (loss)	$39,492	$26,774	$(16,689)	$49,577
Depreciation and amortization	4,432	7,688	694	12,814
Stock-based compensation, net	849	179	2,670	3,698
Transaction and integration costs, net	—	—	102	102
Litigation expenses	—	—	644	644
Proceeds from insurance claim	—	—	(592)	(592)
Plant closure related costs, net	21	—	—	21
Productivity and transformation costs	1,129	621	2,063	3,813
Warehouse/manufacturing consolidation and other costs	2,591	1,007	—	3,598
Other	(7)	477	(393)	77
Adjusted EBITDA	$48,507	$36,746	$(11,501)	$73,752

Net sales	$287,500	$205,104		$492,604
Adjusted EBITDA margin	16.9%	17.9%		15.0%

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Adjusted EBITDA and Adjusted EBITDA Margin by Segment
(unaudited and in thousands)

Q3 FY22 YTD	North America	International	Corporate/Other	Hain Consolidated
Operating income (loss)	$72,530	$69,740	$(49,538)	$92,732
Depreciation and amortization	12,458	19,804	2,134	34,396
Stock-based compensation, net	2,335	1,461	8,493	12,289
Transaction and integration costs, net	1,426	—	10,725	12,151
Litigation expenses	—	—	5,585	5,585
Proceeds from insurance claim	—	—	(196)	(196)
Plant closure related costs, net	1,197	(302)	—	895
Productivity and transformation costs	4,256	961	1,860	7,077
Warehouse/manufacturing consolidation and other costs	1,519	1,113	—	2,632
Inventory write-down	(46)	—	—	(46)
Long-lived asset and intangibles impairment	—	303	—	303
Other	(951)	122	(1,740)	(2,569)
Adjusted EBITDA	$94,724	$93,202	$(22,677)	$165,249

Net sales	$866,281	$568,502		$1,434,783
Adjusted EBITDA margin	10.9%	16.4%		11.5%

Q3 FY21 YTD	North America	International	Corporate/Other	Hain Consolidated
Operating income (loss)	$105,188	$8,144	$(47,518)	$65,814
Depreciation and amortization	12,693	22,969	2,106	37,768
Stock-based compensation, net	2,568	1,223	8,097	11,888
Transaction and integration costs, net	(72)	86	1,462	1,476
Litigation expenses	—	—	644	644
Proceeds from insurance claim	—	—	(592)	(592)
Plant closure related costs, net	(7)	24	—	17
Productivity and transformation costs	2,506	3,509	2,937	8,952
Warehouse/manufacturing consolidation and other costs	4,413	2,900	—	7,313
Inventory write-down	311	—	—	311
Long-lived asset and intangibles impairment	(11)	56,104	1,583	57,676
Other	(361)	664	(732)	(429)
Adjusted EBITDA	$127,228	$95,623	$(32,013)	$190,838

Net sales	$850,780	$668,869		$1,519,649
Adjusted EBITDA margin	15.0%	14.3%		12.6%

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Operating Free Cash Flow
(unaudited and in thousands)

	Third Quarter		Third Quarter Year to Date
	2022	2021	2022	2021

Net cash provided by operating activities from continuing operations	$31,155	$41,987	$99,186	$146,517
Purchases of property, plant and equipment	(5,943)	(23,391)	(33,939)	(53,062)
Operating free cash flow from continuing operations	$25,212	$18,596	$65,247	$93,455

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com